Exhibit 99.1

FOR IMMEDIATE RELEASE

FACEBANK GROUP AND FUBOTV ANNOUNCE COMPLETION

OF MERGER - COMBINED COMPANY TO BE NAMED FUBOTV, INC.

NEW YORK – APRIL 2, 2020 – fuboTV Inc., a leading live TV streaming platform, and FaceBank Group, Inc. (OTCQB: FBNK), a leading celebrity and sports focused virtual entertainment company, announced today the closing of their previously announced merger agreement.

The combined company will do business as fuboTV (OTCQB:“FBNK”) with David Gandler as CEO based in New York City effective today. Additional announcements regarding the combined company’s management structure and the Board of Directors will be forthcoming.

The merger creates a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform for cord-cutters with FaceBank’s technology-driven IP in sports, movies and live performances. This combination creates a content delivery platform for traditional and future-form IP. fuboTV plans to leverage FaceBank’s IP sharing relationships with leading celebrities and other digital technologies to enhance its sports and entertainment offerings.

fuboTV intends to continue its global expansion with FaceBank’s Nexway AG, a global ecommerce and payment platform with a business presence in 180 countries, accepting payments in roughly 140 currencies. fuboTV was the first virtual MVPD to commit to global expansion and in 2018 entered Europe with its launch in Spain.

Commented Gandler: “With today’s closing, fuboTV is well-positioned to redefine the virtual MVPD space. Technology-driven cable TV replacement services are more important than ever, especially at this time when people are staying safe at home watching television for needed information, entertainment and escape.”

FaceBank founders John Textor and Alex Bafer commented: “Today’s closing creates a tech-driven IP company and, for consumers, the ability to enjoy content through a dynamic user interface and delivery platform that supports their rapidly evolving practices of content consumption.”

About fuboTV

fuboTV Inc. [OTC Ticker: FBNK ] is the live TV streaming platform with more top Nielsen-ranked sports, news and entertainment channels for cord-cutters than any other live platform.

Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and is the only virtual MVPD to stream in 4K. Other industry “firsts” for the company include entering Europe with the launch of fuboTV España in 2018. fubo Sports Network, the live, free-to-consumer TV network for passionate sports fans, launched in 2019 with event coverage, news, behind-the-scenes and exclusive programming.

Named to Forbes’ Next Billion Dollar Startup list in 2019, NYC-based fuboTV merged with FaceBank Group, Inc. in 2020.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FaceBank Group, Inc. (“FaceBank”) that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about FaceBank’s future financial performance, the impact of management changes, any organizational restructuring, results of operations, cash position, ability to satisfy the conditions to draw down on the proposed $100 million credit facility to fund operations and the sufficiency of capital resources to fund its ongoing operating requirements; statements about FaceBank’s expectations regarding the capitalization, resources and ownership structure of the combined company; statements about the potential benefits of the transaction; statements about the uplisting of the combined company to a national exchange; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that FaceBank makes due to a number of important factors, including (i) risks related to the ability to realize the anticipated benefits of the transaction, including the risk that the businesses will not be integrated successfully, (ii) the effect of the transaction on FaceBank’s business relationships, operating results and business generally, (iii) risks that the transaction disrupts current plans and operations, (iv) risks related to the combined entity’s ability to uplist to a national securities exchange, (v) risks related to the combined entity’s access to existing capital and fundraising prospects to fund its ongoing operations, (vi) risks related to diverting management’s attention from FaceBank’s ongoing business operations, (vii) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market, and (viii) the outcome of any legal proceedings that may be instituted against FaceBank related to the merger agreement or the transaction. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in “Risk Factors” and elsewhere in FaceBank’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and other reports filed with the SEC. The forward-looking statements in this press release represent FaceBank’s views as of the date of this press release. FaceBank anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing FaceBank’s views as of any date subsequent to the date of this press release.

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Investor and Media Contacts:

Media Contact:

Jennifer L. Press, fuboTV
jpress@fubo.tv

212-672-0081

Investor Contact:

Brinlea Johnson, The Blueshirt Group

brinlea@blueshirtgroup.com

415-269-2645